UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 14, 2003

Aztar Corporation
(Exact name of registrant as specified in its charter)

1-5440

Commission File Number

Delaware	86-0636534
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification Number)

2390 E. Camelback Road
Suite 400
Phoenix, Arizona	85016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 602-381-4100

Not Applicable

(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
Item 9. Regulation FD Disclosure
SIGNATURES
EX-99.1
EX-99.2
EX-99.3

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     ( c) Exhibits

99.1	News release dated October 14, 2003, announcing release by the company’s Tropicana Casino and Resort in Atlantic City, New Jersey, of the names of the tenants in its The Quarter dining, entertainment, retail and spa complex scheduled to open in March 2004.
99.2	News release dated October 14, 2003, announcing release by the company’s Tropicana Casino and Resort in Atlantic City, New Jersey, regarding naming tenants in its The Quarter dining, entertainment, retail and spa complex scheduled to open in March 2004.
99.3	Brochure listing and describing the tenants in Tropicana Atlantic City’s The Quarter dining, entertainment, retail and spa complex scheduled to open in March 2004.

Item 9. Regulation FD Disclosure

This Current Report on Form 8-K is being furnished to disclose the news release issued by the registrant on October 14, 2003 and related materials furnished under Regulation FD. The purpose of the news release, which is furnished as Exhibit 99 hereto was to announce release by the company’s Tropicana Casino and Resort in Atlantic City, New Jersey, of the names of the tenants in its The Quarter dining, entertainment, retail and spa complex scheduled to open in March 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZTAR CORPORATION

/s/ JOE COLE

JOE COLE
Vice President, Corporate Communications

Date: October 15, 2003

EXHIBIT INDEX

Exhibit Number	Description

99.1	News release dated October 14, 2003, announcing release by the company’s Tropicana Casino and Resort in Atlantic City, New Jersey, of the names of the tenants in its The Quarter dining, entertainment, retail and spa complex scheduled to open in March 2004.

99.2	News release dated October 14, 2003, announcing release by the company’s Tropicana Casino and Resort in Atlantic City, New Jersey, regarding naming tenants in its The Quarter dining, entertainment, retail and spa complex scheduled to open in March 2004.

99.3	Brochure listing and describing the tenants in Tropicana Atlantic City’s The Quarter dining, entertainment, retail and spa complex scheduled to open in March 2004.